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                                                                    EXHIBIT 23.1

                             [KPMG LLP LETTERHEAD]

The Board of Directors and Stockholder
FMC Technologies, Inc.:

      We consent to the use in the registration statement on Form S-1/A of FMC Technologies, Inc. of our report dated February 9, 2001, with respect to the combined balance sheets of FMC Technologies, Inc. as of December 31, 1999 and 2000, and the related combined statements of income, cash flows and changes in stockholder's equity for each of the years in the three-year period ended December 31, 2000, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

Chicago, Illinois

May 21, 2001